Exhibit 10.14

Leasing Agreement

Lessor: [       ]* (hereinafter referred to as “Party A”)

Lessee: Xiamen EPWK Network Technology Co., Ltd. (hereinafter referred to as “Party B”)

Article 1 General Overview Of The Rental Property

1.1 The houses leased by Party A to Party B are located at [      ]. The floor area of the rental house is [      ] square meters.

Article 2 Leasing Purposes

2.1 Party B promises to Party A that the leased premises shall serve only as the office of Party B.

2.2 Party B promises to Party A to abide by the relevant national and local regulations on the use of houses. Within the lease period, Party B shall not change the use purpose and business scope of the premises without the written consent of Party A.

Article 3 Term Of Lease

3.1 The premises leased herein shall run from [      ] to [      ].

Article 4 Starting Date, Rent Standard And Payment Method

4.1 The contract house rental shall be calculated from [      ].

4.2 During the lease term, Party B shall pay the rent as agreed in this Contract. The rent of the house is calculated by the period rent, and the lease amount of each layer during the lease period is calculated as follows:

FLOOR	Area (m2)	1st year / Month Emperor (First)	Monthly Rent (First)	2nd year / Month (First)	Monthly Rent (First)	3rd year / Month	Monthly Rent (First)	4th year/ Month Right (First)	Monthly Rent (First)
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

The above rents are all tax-inclusive.

4.3 Payment of rent, property management fee and public maintenance fund:

4.3.1 The rent is paid every month.

4.3.2 Party B may pay the property management fee, water and electricity fee generated during the housing lease period directly to the property service office of the housing park.

Article 5. Deposit And Other Expenses

5.1 Party B shall transfer to Party A on the date of signing this Contract of RMB [      ] as the house lease deposit (rent of 1 month).

Article 6 Method Of Fee Payment

6.1 Party B may pay Party A the guarantee, deposit, rent, water fee, electricity fee, property management fee, public maintenance funds and other expenses (except the fees paid directly to the Property Service Office), and the receipt date of Party A is the payment date of Party B, specifically as follows:

6.1.1 If Party B pays in cash, the payment date shall be the payment date.

6.1.2 If Party B pays by bank transfer, the transfer date of Party B shall be the payment date.

6.2 Without special instructions, Party A shall provide Party B with the following bank accounts as a designated account for guarantee, deposit, rent, water, electricity fee, property management fee and public maintenance fee and other expenses (except those paid directly to the Property Service Office).

Account name: [      ]

Bank: [      ]

RMB Account number: [      ]

Article 7 Resolution Of Disputes

During the term of performance of this Agreement, if any of the parties defaults, or have disputes in the performance of the Agreement, both parties shall settle it in the spirit of friendly negotiation. If the settlement cannot be resolved through consultation, both parties agree to bring a lawsuit to the people’s court with jurisdiction where the house is located according to law.

Article 8 Supplementary Provisions

8.1 This Agreement shall take effect after being signed or sealed by both parties. This Agreement is made in triplicate, including two by Party A and one by Party B, with the same effect.

8.2 For matters not covered herein, supplementary provisions may be concluded by Party A and Party B through negotiation. The Supplementary terms and attachments of the Agreement shall be an integral part of the Agreement. In any conflict or contradiction with the body of the Agreement, the Supplementary Provisions shall prevail.

Party A: [      ] (signature or seal):

Party B: Xiamen EPWK Network Technology Co., Ltd. (signature or seal)